                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         TeleSpectrum Worldwide Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                         TeleSpectrum Worldwide Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                          TELESPECTRUM WORLDWIDE INC.
                             443 SOUTH GULPH ROAD
                           KING OF PRUSSIA, PA 19406

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 27, 1998

                               ----------------

To Our Stockholders:

  Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of TeleSpectrum Worldwide Inc. (the "Company") will be held on May 27, 1998 at 10:00 a.m., local time, at the Marriott West Hotel at 111 Crawford Avenue, West Conshojocken, Pennsylvania for the following purposes:

  (1) To elect six directors to the Board of Directors; and

  (2) To transact such other business as may properly come before the meeting.

  Only stockholders of record at the close of business on April 24, 1998 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. A complete list of such stockholders will be available at the Company's headquarters, 443 South Gulph Road, King of Prussia, Pennsylvania, ten days prior to the meeting.

                                          By Order of the Board of Directors,

                                          Keith E. Alessi
                                          Chairman, Chief Executive Officer
                                           and President

May 6, 1998

  ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE.

                          TELESPECTRUM WORLDWIDE INC.
                             443 SOUTH GULPH ROAD
                           KING OF PRUSSIA, PA 19406

                               ----------------

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 27, 1998

                               ----------------

  This Proxy Statement is being furnished to the stockholders of TeleSpectrum Worldwide Inc. (the "Company") in connection with the Annual Meeting of Stockholders of the Company to be held on May 27, 1998 and any adjournments thereof (the "Annual Meeting"). This Proxy Statement and the enclosed Proxy Card are being mailed to stockholders on or about May 6, 1998.

  Execution and return of the enclosed Proxy Card is being solicited by and on behalf of the Board of Directors of the Company for the purposes set forth in the foregoing notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. In addition, the Company has retained ChaseMellon Shareholder Services LLC ("ChaseMellon") to assist in the solicitation of proxies from brokers, bank nominees and other institutional holders, as well as individual holders of record. The fee to ChaseMellon, which is estimated at $4,000 plus expenses, will be paid by the Company. Proxies may also be solicited, without extra compensation, by officers and employees of the Company by mail, telephone, telefax, personal interviews and other methods of communication.

  The Company's Form 10-K for the fiscal year ended December 31, 1997 is being mailed to stockholders with this Proxy Statement.

                             VOTING AT THE MEETING

RECORD DATE; VOTE REQUIRED; PROXIES

  Only stockholders of record at the close of business on April 24, 1998 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. As of that date, the Company had outstanding 25,441,038 shares of Common Stock, par value $.01 per share ("Common Stock"). The holders of a majority of such shares, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. A quorum is necessary before business may be transacted at the Annual Meeting except that, even if a quorum is not present, the stockholders present in person or by proxy shall have the power to adjourn the meeting from time to time until a quorum is present. Each stockholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such stockholder's name.

  The shares of Common Stock represented by each properly executed Proxy Card will be voted at the Annual Meeting in the manner directed therein by the stockholder signing such Proxy Card. The Proxy Card provides spaces for a stockholder to withhold authority to vote for the nominees for the Board of Directors. The nominees are to be elected by a plurality of the votes cast at the Annual Meeting. With respect to any other matter that may properly be brought before the Annual Meeting, the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote is required to take action, unless a greater percentage is required either by law or by the Company's Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws.

  With regard to the election of directors, votes may be cast in favor of or withheld from any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Brokers who hold shares in street name for customers have the authority under the rules of the various stock exchanges to vote on certain items when they have not received instructions from beneficial owners. The Company believes that brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors.

  If a signed Proxy Card is returned and the stockholder has given no direction with respect to a voting matter, the shares will be voted with respect to that matter by the proxy agents as recommended by the Board of Directors. Execution and return of the enclosed Proxy Card will not affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by giving notice of revocation to the Secretary of the Company at any time before the proxy is voted.

                             ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

  The Board of Directors currently consists of six directors. Each director elected at the Annual Meeting will serve until the 1999 annual meeting of stockholders and until such director's successor has been elected and qualified, except in the event of such director's earlier death, resignation or removal.

  The Board of Directors has nominated Mr. Keith E. Alessi, Mr. J. Brian O'Neill, Mr. Joseph Del Raso, Mr. William F. Rhatigan, Mr. Richard W. Virtue and Mr. Kevin W. Walsh for election to the Board of Directors.

  The persons named as proxy agents in the enclosed Proxy Card intend (unless instructed otherwise by a shareholder) to vote for the election of Messrs. Alessi, O'Neill, Del Raso, Rhatigan, Virtue and Walsh as directors. In the event that nominee should become unable to accept nomination or election (a circumstance which the Board of Directors does not expect), the proxy agents intend to vote for any alternate nominee designated by the Board of Directors, or the Board may decide to reduce the number of directors.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH NOMINEE.

  Set forth below is certain information with respect to each nominee for director and each other person currently serving as a director of the Company whose term of office will continue after the Annual Meeting, including the class and term of office of each such person. This information has been provided by each director at the request of the Company.

                             NOMINEES FOR ELECTION

                                              PRINCIPAL OCCUPATIONS DURING
                                              PAST FIVE YEARS AND CERTAIN
          NAME OF DIRECTOR          AGE              DIRECTORSHIPS
          ----------------          ---       ----------------------------
 Keith E. Alessi..................  43  Keith E. Alessi has been Chairman of the Board, Chief Executive Officer and
                                        President since March 1998. Mr. Alessi
                                        had been Chairman, President and CEO of
                                        Jackson Hewitt, Inc., the nation's
                                        second largest tax preparation service
                                        company since 1995. From 1988 to 1994
                                        Mr. Alessi served in several executive
                                        positions with Farm Fresh, Inc. and was
                                        Vice Chairman upon his departure.
 J. Brian O'Neill.................  38  J. Brian O'Neill was the Chairman of the
                                        Board and Chief Executive Officer since
                                        the formation of the Company in April
                                        1996 until his departure in March 1998.
                                        Mr. O'Neill has been the Chairman of the
                                        Board of Directors and Chief Executive
                                        Officer of CRW Financial, Inc. since May
                                        1995. From July 1992 to May 1995, Mr.
                                        O'Neill was Chairman and Chief Executive
                                        Officer of Casino and Credit Services,
                                        Inc. From May 1988 to July 1992, Mr.
                                        O'Neill was Chairman of O'Neill
                                        Properties, Inc., a real estate
                                        development company.
 Joseph V. Del Raso ..............  45  Joseph V. Del Raso has been a partner at the law firm of Pepper Hamilton LLP
                                        since January 1998. Prior thereto,
                                        Mr. Del Raso was a partner at the law
                                        firm of Stradley Ronon Stevens & Young
                                        from 1992 through January 1998. From
                                        1988 to 1992 he was a partner at the
                                        law firm of Holland and Knight in Ft.
                                        Lauderdale, Florida. He has been a
                                        director of the Company since February
                                        1997.
 William F. Rhatigan..............  53  William F. Rhatigan has served as a director of the Company since August
                                        1996. Mr. Rhatigan served as President
                                        of the Company's Direct Marketing Group
                                        from August 1996 through February 1997.
                                        Mr. Rhatigan was Chairman and Chief
                                        Executive Officer of NBG Services,
                                        Inc., a predecessor of the Company,
                                        from 1991 until August 1996.
 Richard W. Virtue................  53  Richard W. Virtue has served as a director of the Company since August
                                        1996. Mr. Virtue served as Chief
                                        Executive Officer of SOMAR, Inc., a
                                        predecessor of the Company, from 1982
                                        until August 1996.
 Kevin W. Walsh...................  42  Kevin W. Walsh has been a director of the Company since August 1996. Mr.
                                        Walsh has been a partner of the law
                                        firm Adelman Lavine Gold and Levin, a
                                        professional corporation, since 1988.

COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION

  The Board of Directors has a Compensation Committee and an Audit Committee. During fiscal year 1997, the Board of Directors held eleven meetings, the Compensation Committee held one meeting and the Audit Committee held one meeting. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors held during 1997 and of the committees on which he served during the year.

  The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company, and the Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors.

  The current members of both the Compensation Committee and the Audit Committee are Messrs. Del Raso and Walsh.

DIRECTOR COMPENSATION ARRANGEMENTS

  Directors who are not currently receiving compensation as officers, employees or consultants of the Company are entitled to receive an annual retainer fee of $7,500, plus $500 and reimbursement of expenses for each meeting of the Board of Directors and each committee meeting that they attend in person.

  Non-employee directors are entitled to receive Non-Qualified Stock Options ("NQSO") pursuant to the formula grants under the Company's 1996 Equity Compensation Plan (the "Plan"). According to the formula grants, each non-employee director who was a member of the Board of Directors as of the effective date of the Plan received a grant of an NQSO to purchase 2,500 shares of Common Stock at a price equal to the initial public offering price. Subsequently, on each date on which the Company holds it annual meeting of stockholders, each non-employee director in office immediately before and after the annual election of directors will receive a grant of an NQSO to purchase 2,500 of Common Stock at an exercise price equal to the closing price per share on The Nasdaq National Market on the date of grant. Each non-employee director who first becomes a member of the Board of Directors after the effective date of the Plan will receive a grant of an NQSO to purchase 2,500 shares of Common Stock on the date he or she becomes a member of the Board of Directors, at an exercise price equal to the closing price of the Common Stock on The Nasdaq National Market on the date of grant. The term of each such option shall be ten years and each such option shall be fully and immediately exercisable upon the date of grant.

                            EXECUTIVE COMPENSATION

  The following table sets forth certain information with respect to compensation paid or earned during the fiscal years ended December 31, 1996 and 1997 to the Company's former chief executive officer and former president and chief operating officer and the other executive officer of the Company who in 1997 earned more than $100,000 in total annual compensation (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION(1)
                                              ---------------------------------
                                                                    LONG-TERM
                                                                   COMPENSATION
NAME AND POSITION                        YEAR SALARY($) BONUS($)   AWARDS(#)(2)
-----------------                        ---- --------- --------   ------------
J. Brian O'Neill........................ 1997 $130,000   $    0      500,000
 Former Chairman of the Board            1996   50,900        0      500,000
 and Chief Executive Officer
Michael C. Boyd(3)...................... 1997  254,308        0       60,000
 Former President and Chief              1996  178,194        0      300,000
 Operating Officer
Richard C. Schwenk, Jr. ................ 1997  200,000   40,000(4)   200,000
 Executive Vice President and            1996  122,000        0      100,000
 Chief Financial Officer

--------
(1) Excludes perquisites and other personal benefits, securities or property which are, in the aggregate, less than 10% of the total annual salary and bonus.
(2) Represent shares of Common Stock underlying stock options granted by the Company in 1996 and 1997.
(3) Mr. Boyd resigned from his positions with the Company in August 1997.
(4) Bonus was accrued in 1997 but not paid to Mr. Schwenk until 1998.

EMPLOYMENT AGREEMENTS

  Each of Messrs. Alessi and Schwenk has an employment agreement with the Company. Mr. Alessi's agreement (the "Alessi Agreement") provides that Mr. Alessi is to be employed by the Company through March 19, 2001 at an annual salary of $200,000, plus any bonuses as determined annually by the Compensation Committee. Pursuant to the Alessi Agreement, Mr. Alessi was granted options to purchase an aggregate of 2,000,000 shares of Common Stock at an exercise price of $3.29 per share. An option to purchase an aggregate of 500,000 shares was granted under the 1996 Equity Compensation Plan and the remaining options were not granted under the Plan. Options to purchase an aggregate of 1,500,000 shares vest in three equal amounts on each of March 18, 1999, 2000 and 2001 of which 500,000 shares, is subject to performance vesting. In particular 166,667 of such shares become exercisable if the closing price of the Common Stock reaches $8.00 per share prior to September 18, 1999; 166,667 of such shares become exercisable if the closing price of the Common Stock reaches $12.00 per share prior to June 18, 2000 and 166,666 of such shares become exercisable if the closing price of the Common Stock reaches $18.00 per share prior to March 18, 2001. However, all of such shares shall vest no later than March 18, 2003.

  Mr. Schwenk's employment agreement (the "Schwenk Agreement") provides that he is to be employed by the Company through May 5, 2000 at an annual salary of $200,000, plus an annual bonus of up to $187,500 based in part on his performance and in part upon the operating performance of the Company. Pursuant to the Schwenk Agreement, Mr. Schwenk was granted a stock option exercisable for 100,000 shares of Common Stock. This option became fully vested on March 18, 1998 upon the hiring of Mr. Alessi and is exercisable at an exercise price of $6.25 per share. If Mr. Schwenk is terminated without cause or if he terminates his employment for good reason, Mr. Schwenk is entitled to receive $275,000 payable over a one-year period.

  Each of Messrs. Rhatigan and Virtue have consulting agreements with the Company which provide for the payment of annual consulting fees of $150,000. Mr. Rhatigan's agreement (the "Rhatigan Consulting Agreement") expires on December 31, 1999. Mr. Virtue's agreement (the "Virtue Consulting Agreement") expires on August 13, 1999.

  The following table sets forth certain information concerning options granted to the Named Executive Officers in 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                              POTENTIAL REALIZABLE
                                          INDIVIDUAL GRANTS                     VALUE AT ASSUMED
                         ---------------------------------------------------- ANNUAL RATES OF STOCK
                             NUMBER OF                                         PRICE APPRECIATION
                             SECURITIES     PERCENTAGE OF                      FOR OPTION TERM(3)
                             UNDERLYING     TOTAL OPTIONS EXERCISE EXPIRATION ---------------------
NAME                     OPTIONS GRANTED(1) AVAILABLE(2)   PRICE      DATE        5%        10%
----                     ------------------ ------------- -------- ---------- ---------- ----------
J. Brian O'Neill........      500,000           10.0%      $6.25    8/13/06   $1,965,296 $4,980,445
                              100,000            2.0%       6.25    2/13/07      393,059    996,089
                              400,000            8.0%       4.25    9/02/07    1,069,121  2,709,362

Michael C. Boyd.........      300,000            6.0%       6.25    8/13/06    1,179,177  2,988,267
                               60,000            1.2%       6.25    2/13/07      235,835    597,653

Richard C. Schwenk......      100,000            2.0%       6.25    8/13/06      393,059    996,089
                               20,000            0.4%       6.25    2/13/07       78,612    199,218
                              180,000            3.6%       4.25    9/02/07      481,104  1,219,213

--------
(1) Mr. O'Neill's unexercisable shares underlying each option became exercisable upon his resignation from the Company in March 1998. Mr. Schwenk's unexercisable shares underlying each option became exercisable upon the management change in March 1998. Mr. Boyd's shares underlying each option became fully exercisable upon his resignation from the Company in August 1997. Certain of the option grants represent shares underlying each option which were originally granted in August 1996 and re-priced in September 1997.
(2) Based on an aggregate of 5,000,000 options currently available under the Plan.
(3) Represents the hypothetical gains or "option spreads" that would exist for the options at the end of their ten year term. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option term and are calculated based on the exercise price per share on the date of grant. Such 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

  The following table sets forth certain information concerning the number and value of unexercised options held by each of the Named Executive Officers on December 31, 1997.

                         FISCAL YEAR-END OPTION VALUES

                          NUMBER OF SECURITIES
                         UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                               OPTIONS(#)            IN-THE-MONEY OPTIONS($)
                      ---------------------------- ----------------------------
NAME                  EXERCISABLE UNEXERCISABLE(2) EXERCISABLE UNEXERCISABLE(1)
----                  ----------- ---------------- ----------- ----------------
J. Brian O'Neill.....   375,000       625,000          $ 0           $ 0
Michael C. Boyd......   360,000             0            0             0
Richard C. Schwenk...   100,000       200,000            0             0

--------
(1) Based on the difference between $3.625, which was the closing price per share of the Company's Common Stock as listed on the Nasdaq National Market System on December 31, 1997, and the exercise price of each option.
(2) Mr. O'Neill's unexercisable shares underlying each option became exercisable upon his resignation from the Company in March 1998. Mr. Schwenk's unexercisable shares underlying each option became exercisable upon the management change in March 1998.

  NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE FOLLOWING REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE AND THE PERFORMANCE GRAPH ON PAGE 9 SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                     REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors (the "Committee") is comprised of two non-employee directors. The Committee is generally responsible for the establishment and administration of the policies which govern annual executive compensation and stock ownership programs. The Committee evaluates the performance and determines the compensation of the Chief Executive Officer and the other executive officers of the Company based upon the written employment agreements such persons have with the Company as well as such other factors including the achievement of certain Company goals (including financial goals), achievement of certain individual goals and comparisons with other publicly-traded organizations.

  The policy of the Committee with respect to executive officers is to offer compensation opportunities which will enable the Company to attract, motivate and retain individuals of outstanding ability capable of enhancing stockholder value. Accordingly, in determining executive compensation, the Committee relies on a combination of salary, bonus and stock options. Each of the Company's named officers are parties to an employment agreement with the Company which establishes their annual base salary and, except for the Chief Executive Officer, baseline bonus opportunities. Each of these employment agreements were negotiated as a condition to such officer's employment with the Company.

  It is the philosophy of the Compensation Committee that to maximize long-term shareholder value it is necessary to offer employees a significant opportunity to share in the economic success of the Company. In late August and early September of 1997, the Compensation Committee determined that it was necessary and appropriate to review the economic incentives offered to the Company's employees in light of the significant drop in the market value of the Company's Common Stock. The market price of the Company's common stock had decreased substantially from the initial public offering price of the common stock of $15.00 per share on August 8, 1996 and from a high of $22.125 in August of 1996 to $4.25 at the close of business on September 2, 1997. The Compensation Committee attributed this decrease to the inability of the Company to meet the financial expectations of market analysts and to a general widespread decline in the economic sector in which the Company competes, and not to overall market conditions, and therefore it was not likely that the Company's Common Stock would quickly recover as a result of increased overall market optimism.

  The Compensation Committee believes that stock options are a critical component of the compensation offered by the Company and promote long-term retention of key employees, motivate high levels of performance and recognize employee contributions in the success of the Company. The Compensation Committee also believes that competition for key employees in the telemarketing industry remains intense and that the use of significant stock options for the retention and motivation of such personnel is widespread in this industry. In light of the substantial decline in the market price of the Company's Common Stock, the Compensation Committee believed that the large numbers of outstanding stock options with an exercise price far in excess of the actual market price were no longer an effective tool to encourage employee retention or to motivate high levels of performance and was therefore inconsistent with the Company's philosophy regarding the utilization of equity incentives. After a series of informal meetings and discussions, consultation with legal counsel and auditors for the Company, and an evaluation of the compensation packages and option re-pricing programs of other organizations in the Company's peer group, the Compensation Committee determined that options granted under the 1996 Equity Compensation Plan were not positioned to achieve their primary purposes and that it was advisable and in the Company's best interests to adopt an option repricing program. As a result, the Compensation Committee on September 2, 1997 approved an option repricing program.

  Under this program all executive officers and employees and certain consultants were eligible to participate by exchanging one or more of their existing stock options ("Old Options") for new stock options ("New Options") covering the same number of shares of Common Stock equal to the number of unexercised shares of Common Stock covered by the applicable Old Option. Each such exchanged Old Option was canceled. The exercise price of each New Option was set at $6.25 per share or $2.00 above the closing price of $4.25 on September 2, 1997. Other than the change in the exercise price, all other terms of the New Options, including the time periods during which the New Options became exercisable, are identical in all respects to the applicable exchanged and canceled Old Options.

  The Compensation Committee believes that, given the unique situation of the Company, the foregoing option repricing program will motivate and provide additional incentive to the grantees to improve the Company's performance and enhance shareholder value.

  The committee intends to consider the awarding of additional bonuses and the issuance of additional stock options in order to emphasize the link between executive incentives and the creation of stockholder value. In considering these awards, the Committee intends to consider individual performance, overall contribution to the Company, the number of non-vested stock options and the total number of stock options to be awarded.

  Section 162(m) of the Internal Revenue Code generally denies a federal income tax deduction for certain compensation exceeding $1,000,000 paid to the Chief Executive Officer or any of the four other highest paid executive officers, excluding (among other things) certain performance-based compensation. Through December 31, 1996, this provision has not affected the Company's tax deductions, but the Committee will continue to monitor the potential impact of Section 162(m) on the Company's ability to deduct executive compensation.

                                          COMPENSATION COMMITTEE--April 30,
                                           1998.

                                          Joseph V. Del Raso
                                          Kevin W. Walsh

                               PERFORMANCE GRAPH

  The following line graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock for the sixteen months since the Company's Common Stock first started trading on the Nasdaq National Market on August 13, 1996, with the cumulative total return of the Nasdaq Market Index (the "Nasdaq Market Index") and a peer industry group described more fully below (the "Other Teleservice Providers") Dividend reinvestment has been assumed.

                                     LOGO

     INDEX(1)             8/13/96 9/30/96 12/31/96 3/31/97 6/30/97 9/30/97 12/31/97
     --------             ------- ------- -------- ------- ------- ------- --------
TeleSpectrum............  $100.00 $119.19 $ 97.03  $ 72.58 $ 42.98  30.94    22.16
Other Teleservice
  Providers.............  $100.00 $144.18 $101.33  $ 77.53 $ 89.53  51.04    45.52
NASDAQ Mkt. Index.......  $100.00 $106.99 $115.91  $119.02 $139.79 150.27   154.58

--------
(1)Assumes $100 invested on August 13, 1996.

  The Other Teleservice group is comprised of APAC TELESERVICES INC., ICT
GROUP INC., SITEL CORP. and TELETECH HOLDINGS INC., which like the Company, provide teleservices. The Company was incorporated on April 26, 1996 and its teleservice operations commenced on August 13, 1996, the date on which it completed the acquisition of its operating businesses. The chart above presents a comparison between the Company, the Other Teleservice Providers (the Company's peer group) and the NASDAQ Market Index from the date of these acquisitions to December 31, 1997.

                           10-YEAR OPTION REPRICING

  The following table sets forth certain information regarding certain stock options held by executive officers of the Company that were repriced in September 1997.

                                NUMBER OF                                         LENGTH OF
                                SECURITIES MARKET PRICE                         ORIGINAL TERM
                                UNDERLYING OF STOCK AT  EXERCISE PRICE   NEW    REMAINING AT
                                 OPTIONS     TIME OF      AT TIME OF   EXERCISE    DATE OF
 NAME AND POSITION        DATE   REPRICED   REPRICING     REPRICING     PRICE     REPRICING
 -----------------       ------ ---------- ------------ -------------- -------- -------------
J. Brian O'Neill........ 9/2/97  500,000      $4.25         $15.00      $6.25   8 yrs. 11 mo.
 (former Chairman of the
  Board                  9/2/97  100,000       4.25          14.38       6.25    9 yrs. 6 mo.
 and Chief Executive
  Officer)
Michael C. Boyd......... 9/2/97  300,000       4.25          15.00       6.25   8 yrs. 11 mo.
 (former President and   9/2/97   60,000       4.25          14.38       6.25    9 yrs. 6 mo.
 Chief Operating
  Officer)
Richard C. Schwenk...... 9/2/97  100,000       4.25          15.00       6.25   8 yrs. 11 mo.
 (Executive Vice
  President              9/2/97   20,000       4.25          14.38       6.25    9 yrs. 6 mo.
 and Chief Financial
  Officer)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 1, 1998, except as otherwise indicated in the relevant footnote, by (i) each person or group who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the executive officers and (iv) all current executive officers and directors as a group.

                                                             PERCENTAGE OF
                                      NUMBER OF SHARES     OUTSTANDING SHARES
 BENEFICIAL OWNER                   BENEFICIALLY OWNED(1) BENEFICIALLY OWNED(1)
 ----------------                   --------------------- --------------------
J. Brian O'Neill (2)..............        8,349,204               32.8%
 443 South Gulph Road
 King of Prussia, PA 19406
CRW Financial, Inc................        6,946,583               27.3
 200 Four Falls Corporate Center--
  Suite 415
 West Conshohocken, PA 19428
Richard W. Virtue (3).............          885,392                3.5
 8132 Divider Drive
 Snow Mass, CO 81615
Richard C. Schwenk (6)............          363,877                1.4
William F. Rhatigan (4)...........          329,817                1.3
Keith E. Alessi (5)...............          227,964                  *
Joseph Del Raso (7)...............            7,000                  *
Kevin W. Walsh (7)................            5,000                  *
All directors and executive
 officers as a group (8 persons)..       10,228,254               40.2

--------
 *Less than one percent.

(1) Based on 25,441,038 shares of Common Stock outstanding as of April 1, 1998. In accordance with the rules of the Securities and Exchange Commission, shares underlying options or warrants to purchase Common Stock that are exercisable as of April 1, 1998 or within 60 days thereafter are deemed outstanding and to be beneficially owned by the person holding such option or warrant for purposes of computing such person's percentage ownership, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes 6,946,583 shares of Common Stock held by CRW Financial, Inc. ("CRW Financial"). Mr. O'Neill is Chairman of the Board and Chief Executive Officer, and a principal stockholder of CRW Financial, and may be deemed to have shared voting and investment power over the shares held by CRW Financial. Mr. O'Neill disclaims beneficial ownership of all such shares. Includes 610,160 shares of Common Stock owned by CRW Financial which are obtainable by Mr. O'Neill upon the exercise of a warrant and 1,000,000 shares of Common Stock issuable upon the exercise of vested stock options.

(3) Includes 129,500 shares of Common Stock issuable upon the exercise of a warrant and 2000 shares of Common Stock issuable upon the exercise of vested stock options.

(4) Includes 56,250 shares of Common Stock issuable upon the exercise of a warrant. Includes 25,000 shares of Common Stock issuable upon the exercise of vested stock options Excludes 50,000 shares of Common Stock issuable upon the exercise of non-vested options.

(5) Excludes 2,000,000 shares of Common Stock issuable upon the exercise of non-vested stock options.

(6) Includes 300,000 shares of Common Stock issuable upon the exercise of vested stock options. Excludes 40,000 shares of Common Stock issuable upon the exercise of non-vested stock options.

(7) Includes 5,000 shares of Common Stock issuable upon the exercise of stock options.

                             CERTAIN TRANSACTIONS

HEADQUARTERS LEASE

  The Company subleases its headquarters, representing an aggregate of approximately 21,000 square feet, from CRW Financial, which has subleased the facility from HFS, Inc., which in turn, leases this space from CRW Building Limited Partnership, a partnership of which the general partner is controlled by J. Brian O'Neill, the Chairman and Chief Executive Officer of the Company. Under this sublease, the Company is required to pay annual rental payments of approximately $420,000. In September, 1997 CRW Building Limited Partnership sold its interest in the facility to HUB Property Trust, a Maryland real estate investment trust.

PURCHASE OF COMMON STOCK BY KEITH ALESSI

  On March 18, 1998, Keith E. Alessi executed his employment agreement to become the Chairman, Chief Executive Officer and President of the Company. In connection with his hiring, Mr. Alessi purchased 227,964 shares ("Purchased Shares") of Common Stock for an aggregate price of $500,000, or $2.19 per share. If Mr. Alessi voluntarily resigns or is terminated for cause prior to March 18, 1999, Mr. Alessi will be required to pay the Company the sum of $250,000, representing the difference between the fair market value (which fair market value has been calculated by reference to the average closing sale price of the Common Stock on the Nasdaq National Market for the 30 trading days preceding the date hereof) and purchase price of the Purchased Shares.

TRANSACTIONS WITH MR. O'NEILL

  On March 18, 1998, J. Brian O'Neill resigned as the Chairman, Chief Executive Officer and President of the Company. Pursuant to the terms of an employment agreement between the Company and Mr. O'Neill dated as of May 20, 1996, as amended as of January 1, 1998, (i) Mr. O'Neill is entitled to the continuation of his salary at an annual rate equal to $150,000 until May 20, 2000 and (ii) all of Mr. O'Neill's options become fully vested and exercisable at any time prior to the tenth anniversary of the applicable date of grant.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen LLP has served as the Company's independent public accountants and auditors since the Company's inception. Arthur Andersen LLP has been selected to continue in such capacity for the current year. A representative of that firm is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.

                  STOCKHOLDER PROPOSALS--1999 ANNUAL MEETING

  Stockholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. Any proposal which an eligible stockholder desires to have presented at the 1999 annual meeting of stockholders concerning a proper subject for inclusion in the proxy statement and for consideration at the annual meeting, will be included in the Company's proxy statement and related proxy card if it is received by the Company no later than January 4, 1999.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that directors and certain officers of the Company, and persons who own more than ten percent of the Company's Common Stock, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such Common Stock. Such directors, officers and more than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms which they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all fiscal year 1997 Section 16(a) filing requirements applicable to its directors, officers and more than ten percent shareholders were complied with except that Mr. Virtue filed his Form 5 late (which Form 5 covered 8 transactions), Mr. Rhatigan filed his Form 5 late (which Form 5 covered 7 transactions), Mr. Del Raso filed his Form 5 late (which Form 5 covered 2 transactions), CRW Financial filed its Form 5 late (which Form 5 covered 3 transactions), Mr. Robinson made a late filing of his Form 4 which was required to be filed on January 10, 1998 and Messrs. Schwenk made a late filing of his Form 4 which ws required to be filed on March 10, 1998.

                                 OTHER MATTERS

  The Board of Directors of the Company does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If, however, other matters properly do come before the meeting, it is the intention of the persons named as proxy agents in the enclosed Proxy Card to vote upon such matters in accordance with their judgment.

                                          By Order of the Board of Directors,

/s/ Keith E. Alessi
                                          Keith E. Alessi
                                          Chairman, Chief Executive Officer
                                           and President

May 6, 1998

PROXY                     TELESPECTRUM WORLDWIDE INC.                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Telespectrum Worldwide Inc. (the "Company") hereby appoints Keith E. Alessi and Richard C. Schwenk, Jr., or any of them (with full power to act alone in the absence of the other and with full power of substitution in each), the proxy or proxies of the undersigned, and hereby authorizes any of them to represent and to vote as designated on the reverse, all Shares of Common Stock of the Company held of record by the undersigned at the close of business on April 24, 1998, at the Annual Meeting of Stockholders to be held on May 27, 1998, and at any adjournment thereof.


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


                           --FOLD AND DETACH HERE--

This proxy, when properly executed will be voted in the manner  Please mark [X]
directed herein.  If no direction is made, this proxy will be   your votes as
voted FOR Proposals 1 and 2.                                    indicated in
                                                                the example


1. Election of Directors

     FOR all nominees                    WITHHOLD
     listed to the right                 AUTHORITY
     (except as marked           to vote for all nominees
      to the contrary)              listed to the right

          [_]                                [_]

(Instructions: To withhold authority to vote for any individual nominee, strike such nominee's name from the list of nominees.) Nominees: Keith E. Alessi, J. Brian O'Neill, Joseph DelRaso, William F. Rhatigan, Richard W. Virtue, Kevin W. Walsh FOR, except vote withheld from the following nominee(s):

________________________________________________________________________________

2. In their discretion, the providers are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.


CHECK HERE FOR ADDRESS CHANGE     [_]

CHECK HERE IF YOU PLAN TO ATTEND  [_]
THE MEETING

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope.


Signature______________________ Signature______________________ Date___________
Note: Please sign exactly as name appears herein. When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in the full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                           --FOLD AND DETACH HERE--





                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                          TELESPECTRUM WORLDWIDE INC.

                                 May 27, 1998
                Please Detach and Mail in the Envelope Provided